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EXHIBIT 99.2.


FROM:             DIAMOND ENTERTAINMENT CORPORATION
SENT:             May 3, 2007

TO:               BUSINESS WIRE (email address:  Newsroom@Bizwire.com)
SUBJECT:          News Release
RELEASE DATE:     FRIDAY, MAY 4, 2007
TIME OF RELEASE:  6:30 AM - EASTERN TIME
CIRCUIT:          SO. CALIF. REGION

                              FOR IMMEDIATE RELEASE


RX FOR AFRICA, INC. ANNOUNCES MERGER WITH RX AFRICA (ETHIOPIA) PLC AND DIAMOND ENTERTAINMENT CORPORATION

New York, NY, May 4, 2007 / BUSINESS WIRE / -- RX FOR AFRICA, INC., announced today it has merged with RX AFRICA (ETHIOPIA) PLC, formerly known as Sunshine Pharmaceutical, and DIAMOND ENTERTAINMENT CORPORATION, a publicly held corporation (OTCBB: DMON) headquartered in Walnut, California. Rx Africa (Ethiopia) PLC owns and operates a state-of-the art pharmaceutical plant built on twenty three thousand square meters of land located south of Addis Ababa, Ethiopia. The facility was established to manufacture HIV/AIDS, malaria, tuberculosis and other generic drugs for distribution initially in Ethiopia and eventually throughout Africa. The company is currently producing and marketing a total of six products, and is in the process of scaling up its production with the expectation of producing at least 30 new products by late 2007.

"We are proud to join the ranks of publicly traded pharmaceutical companies searching for innovative solutions to the critical challenge of meeting the healthcare needs of those living in Africa," commented Dr. Mulugetta Bezzabeh, new CEO of Diamond Entertainment Corporation and continuing CEO of Rx Africa (Ethiopia) PLC. "We intend to be a major factor in the manufacturing and distribution of much-needed medicines not only in Ethiopia, but also throughout Africa. We believe that Ethiopia and many other African countries are poised for very rapid growth of the private sector over the next five years, and Rx for Africa, Inc. intends to be a participant in that growth."

Dr. Bezzabeh continued, "We are in the process of reworking our facilities to bring them into US Food and Drug Administration and World Health Organization GMP (Good Manufacturing Practices) compliance. We expect to have this work completed within calendar 2007. These upgrades will make Rx Africa (Ethiopia) PLC eligible to receive some of the billions of dollars available from programs such as the President's Emergency Program for AIDS Relief (PEPFAR) and various World Health Organization initiatives.

"We are excited and proud to have reached this important milestone, which will bring us credibility and visibility in the U.S. and also allow us to access the public capital markets."

ABOUT RX FOR AFRICA, INC.
Rx for Africa, Inc. is a holding company headquartered in New York City which was recently acquired by a newly formed subsidiary of Diamond Entertainment Corporation, a publicly traded company (DMON). At present, the primary asset of Rx for Africa, Inc is its 100% ownership interest in Rx Africa (Ethiopia) PLC, a pharmaceutical company based in Addis Ababa, Ethiopia.

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ABOUT RX AFRICA (ETHIOPIA) PLC

Rx Africa (Ethiopia) PLC is a pharmaceutical company, formerly known as Sunshine Pharmaceutical, which owns and operates a pharmaceutical manufacturing facility in Addis Ababa, Ethiopia. The plant was established to manufacture AIDS/HIV, malaria, tuberculosis and other generic drugs in Ethiopia. Rx Africa (Ethiopia) PLC is currently producing six generic products for distribution in Ethiopia, with plans to increase its product line by a minimum of 30 new generic medicines over the next six months for sale throughout Ethiopia and the rest of Africa.

ABOUT DIAMOND ENTERTAINMENT CORPORATION

Diamond Entertainment Corporation is a publicly traded company (DMON) incorporated in New Jersey and headquartered in Walnut, California. Through a newly formed, special purpose subsidiary, Diamond Entertainment Corporation recently completed the acquisition of Rx for Africa, Inc., a holding company based in New York City which is the parent company of Rx Africa (Ethiopia) PLC, a pharmaceutical company based in Addis Ababa, Ethiopia. Prior to its acquisition of Rx for Africa, Inc., Diamond Entertainment was principally in the business of distributing and selling videocassette/DVD programs through normal distribution channels throughout the United States.

For further information contact:

Howard Becker
Director, Diamond Entertainment Corporation
917-553-7784


Forward Looking Statement


This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. Forward-Looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We use words such as "expects", "intends", "believes", "may", "will" and "anticipates" to indicate forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties detailed in the Company's periodic reports filed with the Securities and Exchange Commission. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.


If any one or more or these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the difference could be significant. We do not undertake to update any forward-looking statements made by us, whether as a result of new information, future events or otherwise.